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                            SUPPLEMENTAL INDENTURE

                                    between

                                MAIL-WELL, INC.

                                      and

                             THE BANK OF NEW YORK
                                  as Trustee

                         Dated as of November __, 1997

                            -----------------------

                   % Convertible Subordinated Notes due 2002

================================================================================
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                               TABLE OF CONTENTS

                                   ARTICLE I

                     SCOPE OF THIS SUPPLEMENTAL INDENTURE

SECTION 1.1  Changes, etc. Applicable Only to the Notes...................  2

                                  ARTICLE II

               AMENDMENTS TO THE INDENTURE; DEFINITION OF TERMS

SECTION 2.1  Amendment to Section 1.1 of the Indenture....................  2
SECTION 2.2  Amendment to Section 6.1 of the Indenture....................  5
SECTION 2.3  Amendment to Article VIII of the Indenture...................  6
SECTION 2.4  Amendment to Section 9.2 of the Indenture....................  8

                                 ARTICLE: III

                                   NOTE FORM

SECTION 3.1  Form of Note.................................................  8

                                  ARTICLE IV

                   GENERAL TERMS AND CONDITIONS OF THE NOTES

SECTION 4.1  Designation, Title and Terms.................................  8
SECTION 4.2  Amendment to Section 2.2 of the Indenture....................  9
SECTION 4.3  Form of Legend for Global Securities......................... 10

                                   ARTICLE V

                            REDEMPTION OF THE NOTES

SECTION 5.1  Right of Redemption.......................................... 11
SECTION 5.2  Amendment to Section 3.2 of the Indenture.................... 11
SECTION 5.3  Amendment to Section 3.3 of the Indenture.................... 11
SECTION 5.4  Amendment to Section 3.5 of the Indenture.................... 12
SECTION 5.5  No Sinking Fund.............................................. 12

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                                  ARTICLE VI

                              CONVERSION OF NOTES

SECTION 6.1   Conversion Privilege........................................  12
SECTION 6.2   Conversion Procedure........................................  13
SECTION 6.3   Fractional Shares...........................................  13
SECTION 6.4   Taxes on Conversion.........................................  14
SECTION 6.5   Company to Provide Stock....................................  14
SECTION 6.6   Adjustment of Conversion Price..............................  14
SECTION 6.7   No Adjustment...............................................  18
SECTION 6.8   Other Adjustments...........................................  18
SECTION 6.9   Adjustments for Tax Purposes................................  18
SECTION 6.10  Adjustments by the Company..................................  18
SECTION 6.11  Notice of Adjustment........................................  19
SECTION 6.12  Notice of Certain Transactions..............................  19
SECTION 6.13  Effect of Reclassifications, Consolidations, Mergers or
              Sales on Conversion Privilege...............................  19
SECTION 6.14  Trustee's Disclaimer........................................  20

                                  ARTICLE VII

                            SUBORDINATION OF NOTES

SECTION 7.1   Agreement to Subordinate....................................  21
SECTION 7.2   No Payment on Notes if Senior Debt in Default...............  21
SECTION 7.3   Distribution on Acceleration of Notes; Dissolution and
              Reorganization; Subrogation of Notes........................  22
SECTION 7.4   Reliance by Senior Debt on Subordination Provisions.........  25
SECTION 7.5   No Waiver of Subordination Provisions.......................  25
SECTION 7.6   Trustee's Relation to Senior Debt...........................  25
SECTION 7.7   Other Provisions Subject Hereto.............................  26

                                 ARTICLE VIII

                          RIGHT TO REQUIRE REPURCHASE

SECTION 8.1   Designated Event Repurchase Right...........................  26
SECTION 8.2   Designated Event Repurchase Procedures......................  27
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                                  ARTICLE IX

                                 MISCELLANEOUS

SECTION 9.1  Conflict of Any Provision of Indenture with Trust
             Indenture Act of 1939........................................  29
SECTION 9.2  New York Law to Govern.......................................  29
SECTION 9.3  Counterparts.................................................  29
SECTION 9.4  Effect of Headings...........................................  29
SECTION 9.5  Severability of Provisions...................................  30
SECTION 9.6  Successors and Assigns.......................................  30
SECTION 9.7  Benefit of Supplemental Indenture............................  30
SECTION 9.8  Acceptance by Trustee........................................  30
SECTION 9.9  Ratification of Indenture; Supplemental Indenture Controls;
             Scope of Supplemental Indenture..............................  30

                            SUPPLEMENTAL INDENTURE

     THIS SUPPLEMENTAL INDENTURE, dated as of November __, 1997 (the "Supplemental Indenture"), to the Indenture, dated as of November __, 1997 (the "Indenture"), between MAIL-WELL, INC., a Colorado corporation (hereinafter called the "Company"), and THE BANK OF NEW YORK, a New York banking corporation (hereinafter called the "Trustee").

                            RECITALS OF THE COMPANY

     WHEREAS, the Company has duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of its debentures, notes, bonds or other evidences of indebtedness (hereinafter called the "Securities") to be issued in one or more fully registered series, as in the Indenture provided;

     WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its ___% Convertible Subordinated Notes due 2002 (the "Notes"), a specimen copy of which is attached hereto as Exhibit A, on the terms set forth herein;

     WHEREAS, Section 9.1 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any holder of any Securities to, inter alia, establish any form of security as provided in Article Two of the Indenture and to provide for the issuance of any series of Securities as provided in Article Three of the Indenture and to set forth the terms thereof, provided certain conditions are met;

     WHEREAS, the conditions set forth in the Indenture for the execution and delivery Supplemental Indenture have been complied with; and

     WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done.

     NOW, THEREFORE:

     There is hereby established a series (as that term is used in Article Two of the Indenture) of Securities to be issued under the Indenture, which series of Securities shall have the terms set forth herein and in the Notes, and in consideration of the premises and the purchase and acceptance of the Notes by the holders thereof, the Company mutually covenants and agrees with the Trustee, for the equal and proportionate benefit of all holders of the Notes, that the Indenture is supplemented and amended, to the extent and for the purposes expressed herein, as follows:

                                   ARTICLE I

                     SCOPE OF THIS SUPPLEMENTAL INDENTURE

SECTION 1.1 Changes, etc. Applicable Only to the Notes.

     The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall be limited in aggregate principal amount to
(a) $150,000,000 plus (b) such aggregate principal amount (which may not exceed $22,500,000 principal amount) of Notes as shall be purchased by the Underwriters on the Second Closing Date pursuant to the Underwriting Agreement dated November __, 1997 among the Company and Prudential Securities Incorporated, Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Hanifen, Imhoff Inc., and shall not apply to any other Securities which may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.

                                  ARTICLE II

               AMENDMENTS TO THE INDENTURE; DEFINITION OF TERMS

SECTION 2.1 Amendment to Section 1.1 of the Indenture.

     Section 1.1 of the Indenture is hereby amended by adding the following definitions in their proper alphabetical order:

     "Change of Control" means any event where: (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors of the Company ("Voting Stock"), (ii) the Company consolidates with or merges into any other corporation, or any other corporation merges into the Company, and, in the case of any such transaction, the outstanding Common Stock of the Company is reclassified into or exchanged for any other property or security, unless the stockholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, (iii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act or (iv) any time the Continuing Directors do not constitute a majority of the Board of Directors of the Company (or, if applicable, a successor corporation to the Company); provided, that a Change of Control shall not

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be deemed to have occurred if either (i) the last sale price of the Common Stock for any five trading days during the ten trading days immediately preceding the Change of Control is at least equal to 110% of the Conversion Price in effect on the date of such Change of Control or (ii) at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change of Control consists of shares of common stock that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States.

     "Common Stock" means the common stock of the Company as the same exists at the execution of this indenture or as such stock may be constituted from time to time.

     "Continuing Directors" means as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

     "Daily Market Price" means the price of a share of Common Stock on the relevant date, determined (a) on the basis of the last reported sale price regular way or, if no sale price is reported, the average of the average bid and average asked prices on such day of the Common Stock on the New York Stock Exchange Composite Tape or, in the event shares of Common Stock are not listed on the New York Stock Exchange, on the principal natural securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq Stock Market or by the National Quotation Bureau Incorporated. In the absence of such quotations, the Board of Directors shall be entitled to determine the Daily Market Price on the basis of such quotations as it considers appropriate.

     "Designated Event" means the occurrence of a Change of Control or a Termination of Trading.

     "Excess Payment" means the excess of (a) the aggregate of the cash and fair market value of other consideration paid by the Company or any of its subsidiaries with respect to the shares acquired in a tender offer or other negotiated transaction over (b) the Daily Market Price of such acquired shares on the Trading Day immediately after giving effect to the completion of such tender offer or other negotiated transaction.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect as of the date of preparation of a financial statement or the date that a particular action is taken or an event occurs, as applicable.

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     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. "Guaranteed" has a correlative meaning to "Guarantee".

     "Indebtedness" means, with respect to any person, all obligations, whether or not contingent, of such person (i)(a) for borrowed money (including, but not limited to, any indebtedness secured by a security interest, mortgage or other lien on the assets of such person which is (1) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (2) existing on property at the time of acquisition thereof), (b) evidenced by a note, debenture, bond or other written instrument, (c) under a lease required to be capitalized on the balance sheet of the lessee under GAAP or under any lease or related document (including a purchase agreement) which provides that such person is contractually obligated to purchase or to cause a third party to purchase such leased property,
(d) in respect of letters of credit, bank guarantees or bankers' acceptances,
(e) with respect to indebtedness secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such person are subject, whether or not the obligation secured thereby shall have been assumed or Guaranteed by or shall otherwise be such person's legal liability, (f) in respect of the balance of deferred and unpaid purchase price of any property or assets, and (g) under interest rate or currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements;
(ii) with respect to any obligation of others of the type described in the preceding clause (i) or under clause (iii) below, assumed by or Guaranteed in any manner by such person or in effect guaranteed by such person through an agreement to purchase (including, without limitation, "take or pay" and similar arrangements), contingent or otherwise (and the obligations of such person under any such assumptions, Guarantees or other such arrangements); and (iii) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing.

     "Material Subsidiary" means any Subsidiary of the Company which is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation is in effect on the date hereof).

     "Representative" means the trustee, agent or representative (if any) for an issue of Senior Debt.

     "Senior Debt" means the principal of, interest on and other amounts due on Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or Guaranteed by the Company; unless, in the instrument creating or evidencing or pursuant to which Indebtedness is outstanding, it is expressly provided that such Indebtedness is not senior in right of payment to the Securities. Senior Debt includes, with respect to the obligations described above, interest accruing, pursuant to the terms of such Senior Debt, on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not post-filing interest is allowed in such proceeding, at the rate specified in the instrument governing the relevant obligation. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include: (a) Indebtedness of or amounts owed by the Company for compensation to employees, or for goods, services or materials purchased in the ordinary course of business; (b) Indebtedness of the Company to a Subsidiary of the Company; or (c) any liability for Federal, state, local or other taxes owed or owing by the Company.

     "Termination of Trading" means an event where the Common Stock (or other common stock into which the Securities are then convertible) is not listed for trading on a United States national securities exchange or an established automated over-the-counter trading market in the United States.

     "Trading Day" shall mean (A) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or another national securities exchange is open for business, (B) if the applicable security is quoted on the Nasdaq Stock Market, a day on which trades may be made thereon or (c) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

SECTION 2.2 Amendment to Section 6.1 of the Indenture.

     Pursuant to Section 2.3(a) of the Indenture, Section 6.1 of the Indenture is hereby amended by deleting subsections (1), (2), (3) and (4) thereof and inserting the following in lieu thereof:

          (a) the Company defaults in the payment of interest on any Note when the same becomes due and payable, whether or not such payments shall be prohibited by Article VII of this Supplemental Indenture, and the Default continues for a period of 30 days after the date due and payable;

          (b) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon redemption or otherwise, whether or not such payment shall be prohibited by Article VII of this Supplemental Indenture;

          (c) failure to pay when and as due the Redemption Price as provided in
Article V of this Supplemental Indenture or the Repurchase Amount as provided in
Article VIII of this Supplemental Indenture.

          (d) the Company fails to observe or perform any other covenant or agreement contained in this Indenture or the Notes, required by it to be performed and the Default continues for a period of 60 days after the receipt of written notice from the Trustee to the Company or from the holders of 25% in aggregate principal amount of the then outstanding Notes to the Company and the Trustee stating that such notice is a "Notice of Default";

                                       5
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          (e) there is a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Subsidiary of the Company (or the payment of which is Guaranteed by the Company or any Subsidiary of the Company), whether such Indebtedness or Guarantee now exists or is created after the date of the issuance of the Notes, which default (i) is caused by a failure to pay when due principal of or interest on such Indebtedness within the grace period provided for in such Indebtedness Iwhich failure continues beyond any applicable grace period) (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such indebtedness, together with ~e principal amount of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $25 million or more;

          (f) a final, non-appealable judgment or final, non-appealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Material Subsidiary of the Company and remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds $25 million;

          (g) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) makes the admission in writing that it generally is unable to pay its debts as the same become due; or

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Material Subsidiary of the Company in an involuntary case, (ii) appoints a Custodian of the Company or any Material Subsidiary of the Company or for all or substantially all of its property, and the order or decree remains unstayed and in effect for 60 days, or (iii) orders the liquidation of the Company or any Material Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 days.

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 2.3 Amendment to Article VIII of the Indenture.

          (a) Section 8.4 of the Indenture is hereby amended to read as follows:

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     "Upon the Company's exercise under Section 8.3 of the option applicable to this Section 8.2, the Company shall be deemed to have been discharged from its obligations with respect to the Defeased Securities on the date the conditions set forth below are satisfied (hereinafter "Defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the defeased Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Sections 2.4, 2.5, 2.6, 2.9, 2.11, 2.12, 4.1, 4.5, 6.6, 6.7, 7.7, 7.8 and 8.2 of this
Indenture and to have satisfied all its other obligations under such series of Securities and this Indenture insofar as such series of Securities are concerned (and the Trustee, at the expense of the Company, and, upon written request, shall execute proper instruments acknowledging the same), except with respect to the Notes, the following, which shall survive unless otherwise terminated or discharged hereunder: (A) the rights of Holders of Notes to receive, solely from the trust fund described in Section 8.6 and as more fully set forth in such Section, payments in respect of the principal of premium, if any, and interest on such Notes when such payments are due, (B) the Company's obligations under Sections 2.5, 2.6, 2.9 and 2.11 and 10.2, and Articles VI and VIII of the Supplemental Indenture, (C) the rights and duties and powers of the Trustee hereunder and (D) this Article VIII of the Indenture. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.4 notwithstanding the prior exercise of its option under Section 8.5 with respect to a series of Securities."

     (b) Section 8.5 of the Indenture is hereby amended to read in its entirety as follows:

     "Upon the Company's exercise under Section 8.3 ofthe option applicable this
Section 8.5, the Company shall be released from its obligations under Sections
4.2 and 4.3 and Article V and such other provisions as may be provided as contemplated by Section 2.3(a) with respect to Securities of a particular series and with respect to the Defeased Securities, and Article VII of the Supplemental Indenture and Article XII of the Indenture shall cease to be of further force and effect, on and after the date the conditions set forth below are satisfied (hereinafter "Covenant Defeasance"), and the Defeased Securities shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences if any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provisions herein or in any other document and such omission to comply shall not constitute a

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     Default or an Event of Default under Section 6.1 but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby."

SECTION 2.4 Amendment to Section 9.2 of the Indenture.

     Section 9.2 of the Indenture is hereby amended by the addition of the following clauses at the end of clause (4) thereof:

        "(5) adversely affect the right of any Holder to convert any 1997 Note provided in the Indenture; and

         (6) modify the provisions on the Indenture relating to the Company's requirement to repurchase Notes upon a Designated Event in a manner adverse to the Holders."

                                  ARTICLE III

                                   NOTE FORM

SECTION 3.1  Form of Note.

     The Note and the Trustee's Certificate of Authentication to be endorsed thereon shall be substantially in the form of Exhibit A to this Supplemental Indenture.

                                  ARTICLE IV

                   GENERAL TERMS AND CONDITIONS OF THE NOTES

SECTION 4.1 Designation, Title and Terms.

     There is hereby authorized a series of Notes designated the "___ % Convertible Subordinated Notes due 2002," limited in aggregate principal amount to (a) $150,000,000 plus (b) such aggregate principal amount (which may not exceed $22,500,000 principal amount) of Notes as shall be purchased by the Underwriters on the Second Closing Date pursuant to the Underwriting Agreement dated November __, 1997 between the Company and Prudential Securities Incorporated, Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Hanifen, Imhoff Inc., which amount shall be as set forth in any written order of the Company for the authentication and delivery of Notes pursuant to Section 2.3 of the Indenture. The Notes will mature on November 1, 2002 and bear interest at a rate of ___% per annum from November __, 1997, or from the most recent Interest Payment Date on which interest has been paid or provided for, payable semi-annually on November 1 and May 1 of each year, commencing May 1, 1998, to the Holder at the close of business on the preceding October 15 or April 15 (whether or not a Business Day), as the case may be. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve, 30-day months.

     Principal of, and premium, if any, and interest on the Notes will be payable, Notes may be presented for conversion and transfers of the Notes will be registrable at the office or agency of the Company in the Borough of Manhattan, The City of New York, and transfers of the Notes will also be registrable at such other office or agency of the Company as may be maintained for such purpose. In addition, payment of interest may be made, at the option of the Company, by check mailed to the address of the person entitled thereto as shown on the books of the Registrar;provided, however, that payments to The Depository Trust Company ("DTC") will be made by wire transfer off immediately available funds to the account of DTC or its nominee.

     The Notes will be redeemable as provided in Article V.

     The Notes will be convertible as provided in Article VI.

     The Notes will be subordinated in right of payment to Senior Indebtedness of the Company, as provided in Article VII.

     The Notes will be subject to repurchase by the Company, at the option of the Holders, as provided in Article VIII.

SECTION 4.2 Amendment to Section 2.2 of the Indenture.

     Section 2.2 of the Indenture is hereby amended by inserting the following at the end first paragraph of such section:

        Each security issued in global form (a "Global Security") authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

        Any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

        If at any time the Depositary for the Securities notifies the Company that it is unwilling or unable to continue as Depositary for the Securities or if at any time the Depositary for the Securities shall no longer be qualified to serve as the Depositary, the Company shall appoint a successor Depositary with respect to the Securities. If a successor Depositary for the Securities is not appointed by the

     Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities, will authenticate and deliver Securities of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities in exchange for such Global Security or Securities.

        The Company may at any time and in its sole discretion determine that Securities issued in the form of one or more Global Securities shall no longer be represented by such Global Securities. In such event, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities, will authenticate and deliver Securities of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities in exchange for such Global Security or Securities.

        Notwithstanding any other provision in this Indenture, no Global Security may be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary for such Global Security or any nominee thereof, and no such transfer may be registered, unless (1) such Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or
     (B) ceases to be qualified to serve as Depositary, (2) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so transferable, registrable and exchangeable, and such transfers shall be registrable, or (3) there shall have occurred and be continuing an Event of Default. Notwithstanding any other provision in this Indenture, a Global Security to which the restriction set forth in the preceding sentence shall have ceased to apply may be transferred only to, and may be registered and exchanged for Securities registered only in the name or names of, such Person or Persons as the Depositary for such Global Security shall have directed and no transfer thereof other than such a transfer may be registered.

        Every Security authenticated and delivered upon registration of transfer, or in exchange for or in lieu, of a Global Security to which the restriction set forth in the first sentence of the preceding paragraph shall apply, shall be authenticated and delivered in the form of, and shall be, a Global Security unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

SECTION 4.3 Form of Legend for Global Securities.

     Every Global Security authenticated and delivered hereunder shall bear a legend in substantially the form set forth on page A-1 of Exhibit A.

                                   ARTICLE V

                            REDEMPTION OF THE NOTES

SECTION 5.1 Right of Redemption.

     The Notes may be redeemed at the option of the Company, in whole or in part, at any time on or after November 1, 2000, on not less than 15, nor more than 60, days' prior notice at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest, if any, to the date of redemption, if redeemed during the l 2-month period beginning on November 1 of the years indicated below (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date):

        Year                    Redemption Price
        ----                    ----------------
        2000 .................          %
        2001 .................          %
        2002 .................          %

     If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed either in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, pro rata or by lot or by any other method the Trustee deems fair and appropriate.

SECTION 5.2 Amendment to Section 3.2 of the Indenture.

     Section 3.2 of the Indenture is hereby amended by inserting the following as the end of such Section:

        If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

SECTION 5.3 Amendment to Section 3.3 of the Indenture.

     Section 3.3 of the Indenture is hereby amended by adding the following clause (g):

             "(g) the conversion price, the date on which the right to convert the Notes will terminate and the place where such Notes may be surrendered for conversion."

SECTION 5.4 Amendment to Section 3.5 of the Indenture.

        Section 3.5 of the Indenture is hereby amended by inserting the following at the end of such section:

        If any Security called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 2.13 of the Indenture) be paid to the Company upon Company Request or, if then held by the Company, shall be released from such trust.

SECTION 5.5 No Sinking Fund.

     The Notes are not entitled to the benefit of any sinking fund.

                                  ARTICLE VI

                              CONVERSION OF NOTES

SECTION 6.1 Conversion Privilege.

     A holder of a Note may convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into fully paid and nonassessable shares of Common Stock of the Company at any time after 90 days following the date of original issuance thereof and prior to the close of business (New York time) on the date of the Note's maturity at the Conversion Price then in effect, except that, with respect to any Note called for redemption, such conversion right shall terminate at the close of business on the Business Day immediately preceding the redemption date (unless the Company shall default in making the redemption payment when it becomes due, in which case the conversion right shall terminate on the date such default is cured). The number of shares of Common Stock issuable upon conversion of a Note is determined by dividing the principal amount of the Note converted or to be converted by the conversion price in effect on the Conversion Date (the "Conversion Price").

     The initial Conversion Price is stated in paragraph 10 of the Notes and is subject to adjustment as provided in this Article VI.

     Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of it. A holder of Notes is not entitled to any rights of a holder of Common Stock until such holder of securities has converted such Notes into Common Stock, and only to the extent that such Notes are deemed to have been converted into Common Stock under this Article VI.

SECTION 6.2 Conversion Procedure.

     To convert a Note, a holder must satisfy the requirements in paragraph 10 of the Notes. The date on which the holder satisfies all of those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date, the Company shall deliver to the holder through the Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and a check for any fractional share determined pursuant to
Section 6.3. The person in whose name the certificate is registered shall become the stockholder of record on the Conversion Date and, as of such date, such person's rights as a Noteholder shall cease; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person entitled to receive the shares of Common Stock upon such conversion as the stockholder of record of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person entitled to receive such shares of Common Stock as the stockholder of record thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that such conversion shall be at the Conversion Price in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed.

     No payment or adjustment will be made for accrued and unpaid interest on a converted Note or for dividends or distributions on shares of Common Stock issued upon conversion of a Note, but if any holder surrenders a Note for conversion on or after an interest payment record date and on or before the related interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date shall be paid to the holder of such Note on such record date. In such event, such Note, when surrendered for conversion, must be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the portion so converted.

     If a holder converts more than one Note at the same time, the number of whole shares of Common Stock issuable upon the conversion shall be based on the total principal amount of Notes converted.

     Upon surrender of a Note that is converted in part, the Trustee shall authenticate for the holder a new Note equal in principal amount to the unconverted portion of the Note surrendered.

SECTION 6.3 Fractional Shares.

     The Company will not issue fractional shares of Common Stock upon conversion of a Note. In lieu thereof, the Company will pay an amount in cash based upon the Daily Market Price of the Common Stock on the trading day prior to the Conversion Date.

SECTION 6.4 Taxes on Conversion.

     The issuance of certificates for shares of Common Stock upon the conversion of any Note shall be made without charge to the converting Noteholder for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holder or holders of the converted Note; provided, however, that in the event that certificates for shares of Common Stock are to be issued in a name other than the name of the holder of the Note converted, such Note, when surrendered for conversion, shall be accompanied by an instrument of transfer, in form satisfactory to the Company, duly executed by the registered holder thereof or his duly authorized attorney; and provided further, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the holder of the converted Note, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not applicable.

SECTION 6.5 Company to Provide Stock.

     The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon conversion of Notes as herein provided, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Notes into shares of Common Stock.

     All shares of Common Stock which may be issued upon conversion of the Notes shall be duly authorized, validly issued, fully paid and nonassessable when so issued.

SECTION 6.6 Adjustment of Conversion Price.

     The Conversion Price shall be subject to adjustment from time to time as follows:

          (a) In case the Company shall (i) pay a dividend in shares of Common Stock to holders of Common Stock, (ii) make a distribution in shares of Common Stock to holders of Common Stock, (iii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares of Common Stock or (iv) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such Notes been converted immediately prior thereto. Any adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

          (b) In case the Company shall issue rights or warrants to substantially all holders of Common Stock entitling them (for a period commencing no earlier than the record date for the determination of holders of Common Stock entitled to receive such rights or warrants and expiring not more than 45 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share less than the Current Market Price on such record date, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the offered shares of Common Stock (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price, and (ii) the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustments shall become effective immediately after such record date.

          (c) In case the Company shall distribute to substantially all holders of Common Stock shares of any class of Capital Stock of the Company other than Common Stock, evidences of indebtedness or other assets (other than cash dividends), or shall distribute to substantially all holders of Common Stock rights or warrants to subscribe for securities (other than those securities referred to in subsection (b) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which (i) the numerator shall be the Current Market Price on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and described in a Board Resolution) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock, and (ii) the denominator shall be such Current Market Price. Such adjustment shall become effective immediately after the record date for the determination of the holders of Common Stock entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants to subscribe for securities (other than the rights or warrants referred to in subsection (b) above) ("Rights") pro rata to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 5.6, make proper provision so that each holder of a Note who converts such Note (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Note so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

          (d) In case the Company shall, by dividend or otherwise, at any time distribute to substantially all holders of its Common Stock cash (excluding any cash that is distributed as part of a distribution requiring a Conversion Price adjustment pursuant to paragraph (c) of this Section) in an aggregate amount that, together with the sum of (x) the aggregate amount of any other distributions to all holders of its Common Stock made in cash plus (y) all Excess Payments, in each case made within the 12 months preceding the date fixed for determining the stockholders entitled to such distribution (the "Distribution Record Date") and in respect of which no Conversion Price adjustment pursuant to paragraphs (c) or (e) of this Section or this paragraph
(d) has been made, exceeds 5% of the product of the Current Market Price on the Distribution Record Date times the number of shares of Common Stock outstanding on the Distribution Record Date (excluding shares held in the treasury of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (d) by a fraction of which (i) the numerator shall be the Current Market Price on the Distribution Record Date less the amount of such cash and other consideration (including any Excess Payments) so distributed applicable to one share (based on the pro rata portion of the aggregate amount of such cash and other consideration (including any Excess Payments divided by the shares of Common Stock outstanding on the Distribution Record Date) of Common Stock and
(ii) the denominator shall be such Current Market Price on the Distribution Record Date) such reduction to become effective immediately prior to the opening of business on the day following the Distribution Record Date.

          (e) In case a tender offer or other negotiated transaction made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall be consummated, if an Excess Payment is made in respect of such tender offer or other negotiated transaction and the amount of such Excess Payment, together with the sum of (x) the aggregate amount of all Excess Payments plus (y) the aggregate amount of all distributions to all holders of the Common Stock made in cash, in each case made within the 12 months preceding the date of payment of such current negotiated transaction consideration or expiration of such current tender offer, as the case may be (the "Purchase Date"), and as to which no adjustment pursuant to paragraph (c) or paragraph (d) of this Section or this paragraph (e) has been made, exceeds 5% of the product of the Current Market Price on the Purchase Date times the number of shares of Common Stock outstanding (including any tendered shares but excluding any shares held in the treasury of the Company) on the Purchase Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (e) by a fraction of which (i) the numerator shall be the Current Market Price on the Purchase Date less the amount of such Excess Payments and such cash distributions, if any, applicable to one share (based on the pro rata portion of the aggregate amount of such Excess Payments and such cash distributions, divided by the shares of Common Stock outstanding on the Purchase
Date) of Common Stock and (ii) the
denominator shall be the Current Market Price on the Purchase Date, such reduction to become effective immediately prior to the opening of business on the day following the Purchase Date.

          (f) In case the Company shall issue Common Stock or securities convertible into, or exchangeable for, Common Stock at a price per share (or having a conversion or exchange price per share) that is less than the Current Market Price (but excluding, among other things, issuances: (1) pursuant to any bona fide plan for the benefit of employees, directors or consultants of the Company now or hereafter in effect; (2) to acquire all or any portion of a business in an arm's-length transaction between the Company and an unaffiliated third party including, if applicable, issuances upon exercise of options or warrants assumed in connection with such transaction; (3) in a bona fide public offering pursuant to a firm commitment underwriting or sales at the market pursuant to a continuous offering stock program; (4) pursuant to the exercise of warrants, rights (including, without limitation, earnout rights) or options, or upon the conversion of convertible securities, which are issued and outstanding on the date hereof, or which may be issued in the future for fair value and with an exercise price or conversion price at least equal to the Current Market Price at the time of such issuance), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price by a fraction of which (i) the numerator shall be (A) the number of shares of Common Stock outstanding on the record date or issuance date, as applicable, plus a number determined by (B) multiplying the number of additional shares of Common Stock offered or issuable upon conversion or exchange times the offering, conversion or exchange price per share of additional shares and dividing the product thereof by the Current Market Price on the record date or issuance date, as applicable, and (ii) the denominator shall be the number of shares of Common Stock outstanding on the record date or issuance date, as applicable, plus the number of additional shares of Common Stock offered or issuable upon conversion or exchange. Such adjustment shall be made whenever any such securities are issued and shall become effective on the date of such issuance.

          (g) The Current Market Price per share of Common Stock on any date (the "Current Market Price") shall be deemed to be the average of the Daily Market Prices for the shorter of (i) 30 consecutive Business Days ending on the last full trading day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination or (ii) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or such warrants or such other distribution or such negotiated transaction through such last full trading day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination.

          (h) In any case in which this Section 6.6 shall require that an adjustment be made immediately following a record date for an event, the Company may elect to defer, until such event, issuing to the holder of any Note converted after such record date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

SECTION 6.7 No Adjustment.

     No adjustment in the Conversion Price shall be required until cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 6.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article V shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Common Stock.

SECTION 6.8 Other Adjustments.

          (a) In the event that, as a result of an adjustment made pursuant to
Section 6.6 above, the holder of any Note thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than shares of its Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Notes shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this
Article VI.

          (b) In the event that shares of Common Stock are not delivered after the expiration of any of the rights or warrants referred to in Section 6.6(b) and Section 6.6(c) hereof, the Conversion Price shall be readjusted to the Conversion Price which would otherwise be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

SECTION 6.9 Adjustments for Tax Purposes.

     The Company may, at its option, make such reductions in the Conversion Price, in addition to those required by Section 6.6 above, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company to its stockholders will not be taxable to the recipients thereof.

SECTION 6.10 Adjustments by the Company.

     The Company from time to time may, to the extent permitted by law, reduce the Conversion Price by any amount for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such reduction in accordance with Section 6.11, if the Board of Directors has made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive.

SECTION 6.1 1 Notice of Adjustment.

     Whenever the Conversion Price is adjusted, the Company shall promptly mail to Noteholders at the addresses appearing on the Registrar's books a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

SECTION 6.1 2 Notice of Certain Transactions.

     In the event that:

          (a) the Company takes any action which would require an adjustment in the Conversion Price;

          (b) the Company takes any action that would require a supplemental indenture pursuant to Section 6.13; or

          (c)  there is a dissolution or liquidation of the Company;

a holder of a Note may wish to convert such Note into shares of Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Company shall mail to Noteholders at the addresses appearing on the Registrar's books and to the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 15 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this
Section 6.12.

SECTION 6.13 Effect of Reclassifications, Consolidations, Mergers or Sales on Conversion Privilege.

     If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in outstanding shares of Common Stock or (iii) any sale or conveyance of all or substantially all of the property or business of the Company as an entirety, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture in form satisfactory to the Trustee providing that the holder of each Note then outstanding shall have the right to convert such Note into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article VI. The foregoing, however, shall not in any way affect the right a holder of a Note may otherwise have, pursuant to clause (ii) of the last sentence of subsection (c) of Section 6.6, to receive Rights upon conversion of a Note. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Notes as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provision of this Section 6.13 shall similarly apply to successive consolidations, mergers, sales or conveyances.

     In the event the Company shall execute a supplemental indenture pursuant to this Section 6.13, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by holders of the Notes upon the conversion of their Notes after any such reclassification, change, consolidation, merger, sale or conveyance and any adjustment to be made with respect thereto.

SECTION 6.14  Trustee's Disclaimer.

     The Trustee has no duty to determine when an adjustment under this Article VI should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to
Section 6.11. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article VI.

     The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 6.13, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 6.13.

                                  ARTICLE VII

                            SUBORDINATION OF NOTES


     Pursuant to Section 2.3(a) of the Indenture, Article XII of the Indenture is hereby deleted, and the following sections set forth in this Article VII substituted in lieu thereof:

SECTION 7.1  Agreement to Subordinate.

     The Company, for itself and its successors, and each Noteholder, by his acceptance of Notes, agree that the payment of the principal of or interest on or any other amounts due on the Notes is subordinated in right of payment, to the extent and in the manner stated in this Article VII, to the prior payment in full of all existing and future Senior Debt.

SECTION 7.2  No Payment on Notes if Senior Debt in Default.

     Anything in this Indenture to the contrary notwithstanding, no payment on account of principal of or redemption of, interest on or other amounts due on the Notes, and no redemption, purchase, or other acquisition of the Notes, shall be made by or on behalf of the Company (i) unless full payment of amounts then due for principal and interest and of all other amounts then due on all Senior Debt has been made or duly provided for pursuant to the terms of the instrument governing such Senior Debt or (ii) if, at the time of such payment, redemption, purchase or other acquisition, or immediately after giving effect thereto, there shall exist under any Senior Debt, or any agreement pursuant to which any Senior Debt is issued, any default, which default shall not have been cured or waived and which default shall have resulted in the full amount of such Senior Debt being declared due and payable.

     In the event that, notwithstanding the provisions of this Section 7.2, payments are made by or on behalf of the Company in contravention of the provisions of this Section 7.2, such payments shall be held by the Trustee, any Paying Agent or the holders, as applicable, in trust for the benefit of, and shall be paid over to and delivered to, the Representative of the holders of Senior Debt or the trustee under the indenture or other agreement (if any), pursuant to which any instruments evidencing any Senior Debt may have been issued for application to the payment of all Senior Debt ratably according to the aggregate amounts remaining unpaid to the extent necessary to pay all Senior Debt in full in accordance with the terms of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     The Company shall give prompt written notice to the Trustee and any Paying Agent of any default or event of default under any Senior Debt or under any agreement pursuant to which any Senior Debt may have been issued.

SECTION 7.3 Distribution on Acceleration of Notes; Dissolution and Reorganization; Subrogation of Notes.

             (a) If the Notes are declared due and payable because of the occurrence of an Event of Default, the Company shall give prompt written notice to the holders of all Senior Debt or to the trustee(s) for such Senior Debt of such acceleration. The Company may not pay the principal of or interest on or any other amounts due on the Notes until five days after such holders or trustee(s) of Senior Debt receive such notice and, thereafter, the Company may pay the principal of or interest on or any other amounts due on the Notes only if the provisions of this Article VII permit such payment.

             (b) Upon (i) any acceleration of the principal amount due on the Notes because of an Event of Default or (ii) any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other dissolution, winding up, liquidation or reorganization of the Company):

                     (i) the holders of all Senior Debt shall first be entitled to receive payment in full of the principal thereof, the interest thereon and any other amounts due thereon before the holders are entitled to receive payment on account of the principal of or interest on or any other amounts due on the Notes;

                     (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Notes, to the payment in full without diminution or modification by such plan of all Senior Debt), to which the holders or the Trustee would be entitled except for the provisions of this Article, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Senior Debt (or their representatives(s) or trustee(s) acting on their behalf), ratably according to the aggregate amounts remaining unpaid on account of the principal of or interest on and other amounts due on the Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

                     (iii) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Notes, to the payment in full without diminution or modification by such plan of Senior Debt), shall be received by the Trustee or the holders before all Senior

     Debt is paid in full, such payment or distribution shall be held in trust for the benefit of, and be paid over to upon request by a holder of the Senior Debt, the holders of the Senior Debt remaining unpaid (or their representatives) or trustee(s) acting on their behalf, ratably as aforesaid, for application to the payment of such senior Debt until all such Senior Debt shall have been said in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

     Subject to the payment in full of all Senior Debt, the holders of the Notes shall be subrogated to the rights of the holders of Senior Debt: to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal of and interest on the Notes shall be paid in full and, for purposes of such subrogation, no such payments or distributions to the holders of Senior Debt of cash, property or securities which otherwise would have been payable or distributable to holders shall, as between the Company, its creditors other than the holders of Senior Debt, and the holders, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the holders, on the one hand, and the holders of Senior Debt, on the other hand.

     Nothing contained in this Article VII or elsewhere in this Indenture or in the Notes is intended to or shall (i) impair, as between the Company and its creditors other than the holders of Senior Debt, the obligation of the Company, which is absolute and unconditional, to pay to the holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with the terms of the Notes, (ii) affect the relative rights of the holders and creditors of the Company other than holders of Senior Debt or, as between the Company and the Trustee, the obligations of the Company to the Trustee, or (iii) prevent the Trustee or the holders from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article VII of the holders of Senior Debt in respect of cash, property and securities of the Company received upon the exercise of any such remedy.

     Upon distribution of assets of the Company referred to in this Article VII, the Trustee, subject to the provisions of Section 7.1 of the Indenture, and the holders shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article
VII. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt. Nothing contained in this Article VII or elsewhere in this Indenture, or in any of the Notes, shall prevent the good faith application by the Trustee of any moneys which were deposited with it hereunder, prior to its receipt of written notice of facts which would prohibit such application, for the purpose of the payment of or on account of the principal of or interest on, the Notes unless, prior to the date on which such application is made by the Trustee, the Trustee shall be charged with actual notice under Section 7.3(d) hereof of the facts which would prohibit the making of such application.

          (c) The provisions of this Article VII shall not be applicable to any cash, properties or securities received by the Trustee or by any holder when received as a holder of Senior Debt and nothing in Section 7.1 of the Indenture or elsewhere in this Indenture shall deprive the Trustee or such holder of any of its rights as such holder.

          (d) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment of money to or by the Trustee in respect of the Notes pursuant to the provisions of this Article VII. The Trustee, subject to the provisions of Section 7.1 of the Indenture, shall be entitled to assume that no such fact exists unless the Company or any holder of Senior Debt or any trustee therefor has given notice thereof to the Trustee. Notwithstanding the provisions of this Article VII or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any fact which would prohibit the making of any payment of moneys to or by the Trustee in respect of the Notes pursuant to the provisions in this Article VII, unless, and until three Business Days after the Trustee shall have received written notice thereof from the Company or any holder or holders of Senior Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of
Section 7.1 of the Indenture, shall be entitled in all respects conclusively to assume that no such facts exist; provided that if on a date not less than three Business Days immediately preceding the date upon which, by the terms hereof, any such moneys may become payable for any purpose (including, without limitation, the principal of or interest on any Note), the Trustee shall not have received with respect to such moneys the notice provided for in this
Section 7.3(d), then anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

     The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt (or a trustee on behalf of any such holder or holders). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Debt to participate in any payment or distribution pursuant to this
Article VII, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article VII, and, if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment; nor shall the Trustee be charged with knowledge of the curing or waiving of any default of the character specified in Section 7.2 hereof or that any event or any condition preventing any payment in respect of the Notes shall have ceased to exist, unless and until the Trustee shall have received written notice to such effect.

          (e) The provisions of this Section 7.3 applicable to the Trustee shall (unless the context requires otherwise) also apply to any Paying Agent for the Company.

SECTION 7.4 Reliance by Senior Debt on Subordination Provisions.

     Each holder of any Note by his acceptance thereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration for each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt. Notice of any default in the payment of any Senior Debt, except as expressly stated in this Article VII, and notice of acceptance of the provisions hereof are hereby expressly waived. Except as otherwise expressly provided herein, no waiver, forbearance or release by any holder of Senior Debt under such Senior Debt or under this Article VII shall constitute a release of any of the obligations or liabilities of the Trustee or holders of the Notes provided in this Article VII.

SECTION 7.5 No Waiver of Subordination Provisions.

     Except as otherwise expressly provided herein, no right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of, or notice to, the Trustee or the holders of the Notes, without incurring responsibility to the holders of the Notes and without impairing or releasing the subordination provided in this Article VII or the obligations hereunder of the holders of the Notes to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise dispose of any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company or any other person.

SECTION 7.6 Trustee's Relation to Senior Debt.

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article VII in respect of any Senior Debt at any time held by it, to the same extent as any holder of Senior Debt, and nothing in Section 7.1 of the Indenture hereof or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations, as are specifically set forth in this Article VII, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not owe any fiduciary duty to the holders of Senior Debt but shall have only such obligations to such holders as are expressly set forth in this Article VII.

     Each holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article VII and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding up or liquidation or reorganization under any applicable bankruptcy law of the Company (whether in bankruptcy, insolvency or receivership proceedings or otherwise), the timely filing of a claim for the unpaid balance of such holder's Notes in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a claim or proof of debt in the form required in such proceedings prior to 30 days before the expiration of the time to file such claims or proofs, then any holder or holders of Senior Debt or their representative or representatives shall have the right to demand, sue for, collect, receive and receipt for the payments and distributions in respect of the Notes which are required to be paid or delivered to the holders of Senior Debt as provided in this Article VII and to file and prove all claims therefor and to take all such other action in the name of the holders or otherwise, as such holders of Senior Debt or representative thereof may determine to be necessary or appropriate for the enforcement of the provisions of this Article VII.

SECTION 7.7 Other Provisions Subject Hereto.

     Expect as expressly stated in this Article VII, notwithstanding anything contained in this Indenture to the contrary, all the provisions of this Indenture and the Notes are subject to the provisions of this Article VII. However, nothing in this Article VII apply to or adversely affect the claims of, or payment to, the Trustee pursuant to Sections 7.7 of the Indenture. Notwithstanding the foregoing, the failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article VII shall not be construed as preventing the occurrence of an Event of Default under Section 2.2 of this Supplemental Indenture.

                                 ARTICLE VIII

                          RIGHT TO REQUIRE REPURCHASE

SECTION 8.1 Designated Event Repurchase Right.

          (a) Upon the occurrence of a Designated Event, each holder of Securities shall have the right, in accordance with this Section 8.2 and Section
8.2 hereof, to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Securities pursuant to the terms of Section 8.2 (the "Designated Event Repurchase") at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon up to but not including the Designated Event Payment Date (the "Designated Event Payment").

          (b) Within 30 days following any Designated Event, the Company each holder the notice provided by Section 8.2(e).

SECTION 8.2 Designated Event Repurchase Procedures.

          (a) In the event that, pursuant to Section 8.2 hereof, the Company shall commence a Designated Event Repurchase, the Company shall follow the procedures in this Section 8.2.

          (b) The Designated Event Repurchase shall be made pursuant to an offer that remains open for a period specified by the Company which shall be no less than 30 days and no more than 40 days following the date of the mailing of notice in accordance with Section 8.2(e) hereof (the "Commencement Date"), except to the extent that a longer period is required by applicable law (the "Tender Period"). Upon the expiration of the Tender Period (the "Designated Event Payment Date"), the Company shall purchase the principal amount of Securities required to be purchased pursuant to Section 8.2 hereof (the "Repurchase Amount").

          (c) If the Designated Event Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Noteholders who tender Securities pursuant to the Designated Event Repurchase.

          (d) The Company shall provide the Trustee with notice of the Designated Event Repurchase at least ten days before the Commencement Date.

          (e) On or before the Commencement Date, the Company or the Trustee (at the expense of the Company) shall send, by first class mail, a notice to each of the Noteholders, which shall govern the terms of the Designated Event Repurchase and shall state:

              (i) that the Designated Event Repurchase is being made pursuant to this Section 8.2 and Section 8.2 hereof and that all Securities tendered will be accepted for payment;

              (ii) the Designated Event Payment, the Tender Period (specifying particularly the last day on which Securities may be tendered for purchase) and the Designated Event Payment Date;

              (iii) that any Note or portion thereof not tendered or accepted for purchase will continue to accrue interest;

          (iv) that, unless the Company defaults in the payment of the Designated Event Payment, any Note or portion thereof accepted for purchase pursuant to the Designated Event Repurchase shall cease to accrue interest after the Designated Event Payment Date;

          (v) that Noteholders electing to have a Note or portion thereof purchased pursuant to any Designated Event Repurchase will be required to surrender the Note, with the form entitled "Option of Noteholder To Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Designated Event Payment Date;

          (vi) that Noteholders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Designated Event Payment Date, or such longer period as may be required by law, a letter or a telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of the Noteholder, the principal amount of the Note or portion thereof the Noteholder delivered for purchase and a statement that such Noteholder is withdrawing his election to have the Note or portion thereof purchased;

          (vii) that Noteholders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

          (viii) any other procedures that Noteholders must follow in order to have their Notes repurchased.

     In addition, the notice shall contain all instructions and materials that the Company shall reasonably deem necessary to enable such Noteholders to tender Notes pursuant to the Designated Event Repurchase.

     Each Noteholder electing to have a Note or portion thereof purchased shall comply with the procedures set forth in the notice.

        (f) At least one Business Day prior to the Designated Event Payment Date, the Company shall irrevocably deposit with the Trustee or a Paying Agent in immediately available funds an amount equal to the Repurchase Amount to be held for payment in accordance with the terms of this Section 8.2. On the Designated Event Payment Date, the Company shall, to the extent lawful, (i) accept for purchase the Securities or portions thereof tendered pursuant to the Designated Event Repurchase, (ii) deliver or cause to be delivered to the Trustee Securities so accepted and (iii) deliver to the Trustee an Of ficers' Certificate stating such Securities or portions thereof have been accepted for payment by the Company in accordance with the terms of this Section 8.2. The Paying Agent shall promptly (but in any case not later than ten (10) calendar days after the Designated Event Payment Date) mail or deliver to each tendering Noteholder an amount equal to the purchase price of the Securities tendered by such Noteholder, and the Trustee shall promptly authenticate and mail or deliver to such Noteholders a new Note equal in principal amount to any unpurchased portion of the Note surrendered, if any; provided, that each new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Securities not so accepted shall be promptly mailed or delivered by or on behalf of the Company to the holder thereof. The Company will publicly announce the results of the Designated Event Repurchase on, or as soon as practicable after, the Designated Event Payment Date.

          (g) The Designated Event Repurchase shall be made by the Company in compliance with all applicable provisions of the Exchange Act, and all applicable tender offer rules promulgated thereunder.

                                  ARTICLE IX

                                 MISCELLANEOUS

SECTION 9.1 Conflict of Any Provision of Indenture with Trust Indenture Act of 1939.

     If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture or in the Indenture which is required to be included herein or therein by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such required provision shall control.

SECTION 9.2 New York Law to Govern.

     THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE DEEMED TO BE CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

SECTION 9.3 Counterparts.

     This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 9.4 Effect of Headings.

     The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 9.5 Severability of Provisions.

     In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 9.6 Successors and Assigns.

     All covenants and agreements in this Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

SECTION 9.7 Benefit of Supplemental Indenture.

     Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

SECTION 9.8 Acceptance by Trustee.

     The Trustee accepts the amendments to the Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture and the Trustee makes no representation with respect thereto.

SECTION 9.9 Ratification of Indenture; Supplemental Indenture Controls; Scope of Supplemental Indenture.

             (a) The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, subject to Section 9.1 hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

             (b) The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, and shall not apply to any other Securities which may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                        MAIL-WELL, INC.

                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                        THE BANK OF NEW YORK

                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT A

                            [FORM OF FACE OF NOTE]

                          [Global Securities Legend]


     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.                                                          Cusip No.
   --------------                                                      ---------
                                                                      $
                                                                       ---------
                                MAIL-WELL, INC.
                       [ ]% CONVERTIBLE SUBORDINATED NOTE
                                    DUE 2002

      Mail-Well, Inc., a Colorado corporation (the "Company") promises to pay to _______________________________________________ or registered assigns, the principal sum [indicated on Schedule A hereof]* [of __________ Dollars]** on November 1, 2002.


Interest Payment Dates:  May 1 and November 1,
                         commencing May 1, 1998

Record Dates:            April 15 and October 15

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

_____________________
*  Applicable to Global Securities only.
** Applicable to certificated Securities only.

     IN WITNESS WHEREOF, Mail-Well, Inc. has caused this Note to be signed manually or by facsimile by its duly authorized officer and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated: __________________

                             MAIL-WELL, INC.

                             By: _____________________________________



[Seal]

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the [ ]%
Convertible Subordinated Notes
due 2002 described in the
within-mentioned Indenture.


THE BANK OF NEW YORK, as Trustee,

By: _____________________________
         Authorized Officer

                           [FORM OF REVERSE OF NOTE]

                                MAIL-WELL, INC.

                  [ ]% Convertible Subordinated Note Due 2002

     1. Interest. Mail-Well, Inc. a Colorado corporation (the "Company"), is the issuer of this [ ]% Convertible Subordinated Note due 2002 (the "Note"). The Company promises to pay interest on the Notes in cash semiannually on each May 1 and November 1, commencing on May 1, 1998, to holders of record on the immediately preceding April 15 and October 15.

     Interest on the Notes will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from November __, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the rate borne by the Notes, compounded annually.

     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the persons who are registered holders of the Notes at the close of business on the record date for the next interest payment date even though Notes are cancelled after the record date and on or before the interest payment date. The Noteholder hereof must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address. However, payments to the Depository Trust Company ("DTC") will be made by wire transfer of immediately available funds to DTC or its nominee.

     3. Paying Agent and Registrar. The Trustee will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, co-registrar or Conversion Agent without prior notice to any Noteholder. The Company or any of its Affiliates may act in any such capacity.

     4. Indenture. The Company issued the Notes under an indenture, dated as of November __, 1997, as amended by the Supplemental Indenture of even date therewith (as so amended, the "Indenture"), between the Company and The Bank of New York, as Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Noteholders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured obligations of the Company limited to (except as otherwise provided in the Indenture) up to an aggregate principal amount of (a) $150,000,000 plus (b) such additional principal amount (which may not exceed $22,500,000 principal amount) of Notes as shall be purchased by the Underwriters on the Second Closing Date pursuant to the Underwriters Agreement. The Notes are subordinated in right of payment to all existing and future Senior Debt of the Company as provided in the Indenture. Any holder of this Note shall be deemed to have agreed to and be bound by all the terms and conditions contained in the Indenture applicable to a holder of a Note.

     5. Optional Redemption. The Notes are not subject to redemption at the Company's option prior to November 1, 2000. On such date and thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part (in any integral multiple of $1,000), upon not less than 15 nor more than 60 days prior notice by mail at the following redemption prices (expressed as percentages of the principal amount set forth below), if redeemed during the 12-month period beginning November 1 of the years indicated:

                                                    Redemption
        Year                                          Price
        ----                                          -----

         2000 ..................................         %
         2001 ..................................         %
         2002 ..................................         %

, in each case together with accrued interest up to but not including the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date). On or after the redemption date, interest will cease to accrue on the Notes, or portion thereof, called for redemption.

     6. Notice of Redemption. Notice of redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed at his address of record. The Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. In the event of a redemption of less than all of the Notes, the Notes will be chosen for redemption by the Trustee in accordance with the Indenture. Unless the Company defaults in making such redemption payment, or the Paying Agent is prohibited from making such payment pursuant to the Indenture, interest ceases to accrue on the Notes or portions of them called for redemption on and after the redemption date.

     If this Note is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest will be paid to the person in whose name this
Note is registered at the close of business on such record date.

     7. Mandatory Redemption. The Company will not be required to make mandatory redemption payments with respect to the Notes. There are no sinking fund payments with respect to the Notes.

     8. Repurchase at Option of Holder. If there is a Designated Event, the Company shall be required to offer to purchase on the Designated Event Payment Date all outstanding Notes at a purchase price equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest to the Designated Event Payment Date. Holders of Notes that are subject to an offer to purchase will receive a notice of a Designated Event Repurchase from the Company prior to any related Designated Event Payment Date and may elect to have such Notes or portions thereof in authorized denominations purchased by completing the form entitled "Option of Noteholder To Elect Purchase" appearing below. Noteholders have the right to withdraw their election by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

     9. Subordination. The payment of the principal of, interest on or any other amounts due on the Notes is subordinated in right of payment to all existing and future Senior Debt of the Company, as described in the Indenture. Each Noteholder, by accepting a Note, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

     10. Conversion. The holder of any Note has the right, exercisable at any time after 60 days following the date of original issuance thereof and prior to the close of business (New York time) on the date of the Note's maturity, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into shares of Common Stock at the initial Conversion Price of $[ ] per share, subject to adjustment under certain circumstances, except that if a Note is called for redemption, the conversion right will terminate at the close of business on the Business Day immediately preceding the date fixed for redemption.

     To convert a Note, a holder must (1) complete and sign a notice of election to convert substantially in the form set forth below, (2) surrender the Note to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax, if required. Upon conversion, no adjustment or payment will be made for interest or dividends, but if any Noteholder surrenders a Note for conversion on or after an interest payment record date and on or before the related interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date will be paid to the registered holder of such Note on such record date. In such event, such Note, when surrendered for conversion, must be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the portion so converted. The number of shares of Common Stock issuable upon conversion of a Note is determined by dividing the principal amount of the Note converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest.

     A Note in respect of which a holder has delivered an "Option of Noteholder to Elect Purchase" form appearing below, exercising the option of such holder to require the Company to purchase such Note, may be converted only if the notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture. The above description of conversion of the Notes is qualified by reference to, and is subject in its entirety by, the more complete description thereof contained in the Indenture.

     11. Denominations, Transfer, Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered, and Notes may be exchanged' as provided in the Indenture. The Registrar may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption (except the unredeemed portion of any Note being redeemed in part). Also, it need not exchange or register the transfer of any Note for a period of 15 days before a selection of Notes to be redeemed.

     12. Persons Deemed Owners. Except as provided in paragraph 2 of this Note, the registered Noteholder of a Note may be treated as its owner for all purposes.

     13. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its request. After that, Noteholders of Notes entitled to the money must look to the Company for payment, unless an abandoned property law designates another person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

     14. Defaults and Remedies. The Notes shall have the Events of Default as set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Noteholders of at least 25% in aggregate principal amount of the then outstanding Notes by notice to the Company and the Trustee may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all unpaid principal and interest accrued on the Notes shall become due and payable immediately without further action or notice. Upon acceleration as described in either of the preceding sentences, the subordination provisions of the Indenture preclude any payment being made to Noteholders for at least 5 days except as otherwise provided in the Indenture.

     The Noteholders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of a redemption payment or the Repurchase Amount principal or interest that has become due solely because of the acceleration. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Noteholders of a majority in principal amount of the then outstanding Notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish compliance certificates to the Trustee annually. The above description of Events of Default and remedies is qualified by reference to, and subject in its entirety by, the more complete description thereof contained in the Indenture.

     15. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Noteholders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default may be waived with the consent of the Noteholders of a majority in principal amount of the then outstanding Notes including consents obtained in connection with a tender offer or exchange offer for Notes. Without the consent of any Noteholder, the Indenture or the Notes may be amended, among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to Noteholders, to make any change that does not adversely affect the rights of any Noteholder and to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the Trust Indenture Act.

     16. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affliate with the same rights it would have if it were not Trustee, subject to certain limitations provided for in the Indenture and in the Trust Indenture Act. Any Agent may do the same with like rights.

     17. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

     18. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE NOTES, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

     19. Authentication. The Notes shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.

     20. Abbreviations. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (for tenants in common), TEN ENT (for tenants by the entireties), JT TEN (for joint tenants with right of survivorship and not as tenants in common), CUST (for Custodian), and U/G/M/A (for Uniform Gifts to Minors Act).

     21. Definitions. Capitalized terms not defined in this Note have the meaning given to them in the Indenture.

     The Company will furnish to any Noteholder of the Notes upon written request and without charge a copy of the Indenture. Request may be made to:

     Mail-Well, Inc.
     23 Inverness Way East, Suite 160
     Englewood, Colorado 80112

     Attention: Chief Financial Officer

                                ASSIGNMENT FORM

          To assign this Note, fill in the form below:

    (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
    (Insert assignee's social security or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________


agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Your Signature: ________________________________________________________________
              (Sign exactly as your name appears on the other side of this Note)

Date: ___________________


Signature Guarantee: *** _______________________________________________________


_______________________
* **Signature must be Guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                    OPTION OF NOTEHOLDER TO ELECT PURCHASE

         If you want to elect to have this Note or a portion thereof repurchased by the Company pursuant to Article VIII of the Supplemental Indenture, check the box: [ ]

         If the purchase is in part, indicate the portion (in denominations of $1,000 or any integral multiple thereof) to be purchased: ______________

Your Signature: ________________________________________________________________
              (Sign exactly as your name appears on the other side of this Note)

         Date: ______________________________



Signature Guarantee: * ________________________________

_________________________
*Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                              ELECTION TO CONVERT

To Mail-Well, Inc.

         The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion below designated, into Common Stock of MAIL-WELL, INC. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date:
 To be converted in whole [ ]   Portions of Note to be converted ($ 1,000 or
                                integral multiples thereof): $______________

                                Signature (for conversion only)

                                Please Print or Typewrite Name and Address,
                                Including Zip Code, and Social Security or
                                Other identifying Number

                                Signature Guarantee: * ________________________


______________________
*Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                                     A-13